FT 1183

                         TRUST AGREEMENT

                      Dated:  July 3, 2006

     The Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 785 and certain subsequent Series, Effective December 9, 2003" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                         WITNESSETH THAT:

     In   consideration   of  the  premises  and  of  the  mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                              PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST


   CAMELBACK III STRATEGIC PORTFOLIO, 3RD QUARTER 2006 SERIES

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is set forth in Schedule B to the Trust Agreement attached hereto.

     D. The Record Date shall be as set forth in the prospectus under "Summary of Essential Information." For purposes of the deductions and payments specified in Part I of Section 3.05, Record Date shall mean the last Business Day of each month.

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory  Termination Date for the Trust shall be as
set  forth  in  the   Prospectus   under  "Summary  of  Essential
Information."

     G. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0080 per Unit.

     H. The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in
Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I. The  Initial  Date of  Deposit  for the  Trust is July 3,
2006.

     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02 shall be 2,500 Units of the Trust.

     L. The minimum number of Units a Unit holder must tender in order to be eligible for an in-kind distribution of Securities pursuant to Section 8.02 shall be 2,500 Units of the Trust.

                             PART III

     A. Notwithstanding  anything to the contrary in the Standard
Terms and Conditions of Trust, Section 2.01(e) shall be amended to read as follows:

       "The Trustee is hereby  irrevocably  authorized  to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository."

     B.  Section  2.01 of the Standard  Terms and  Conditions  of
Trust shall be amended to include the following section at the end of Section 2.01:

          "(g) Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(g) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

         (i) Prior to the Evaluation Time on such Business Day, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (which will be a precise replication of the then existing portfolio, as consistent with the provisions of Section 2,01(b)) and shall either (a) specify the quantity of additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

         (ii) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee the number of additional Units to be created.

       (iii) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Trustee (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash or a Letter of Credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice to be purchased by the Trustee, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

     (iv) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash, cash or Letter of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor the number of Units verified by the Depositor with the Trustee.

     (v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

     (vi) Neither the Trust nor Unit holders of the Trust will be responsible for any loss resulting from the failure of the Depositor to take such action required by paragraph (iii) above."

     C. Notwithstanding  anything to the contrary in the Standard
     Terms and Conditions of Trust, Section 6.01(e) shall be amended to read as follows:

        "(e) (1) Subject to the provisions of subparagraph (2) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the Trust as set forth in section 7.04 hereof.

       (2)To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or "no-action" letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository the Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

           (A) The Trustee shall indemnify the Trust and hold the
       Trust  harmless from and against any risk of loss of Trust
       assets  held  with  an  Eligible   Foreign   Custodian  in
       accordance with the foreign custody contract.

           (B) The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

           (C) The Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-5), as now in effect or as such rule may be amended in the future ("Rule 17f-5"). The Trustee shall not delegate such duties.

           (D) The Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository;
       (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to (ii) in the preceding sentence.

            (E) The Trust's Prospectus shall contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (C) above.

           (F) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unitholders and the Securities and Exchange Commission at the Trustee's corporate trust office during its usual business hours."

     D. Section 4.05 shall be amended to add the following paragraph as the third paragraph of Section 4.05 of the Standard
Terms and Conditions of Trust:

       The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 4.05 and shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing supervisory duties. The fees and expenses charged by such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of proceeds received by the Portfolio Supervisor in accordance with Section 4.03 hereof.

     E. Notwithstanding  anything to the contrary in the Standard
Terms and  Conditions of Trust,  the second  paragraph in Section
8.02 shall be amended to read as follows:

       In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 8.02, except that in such event, the distribution to each Unit holder shall be made in cash and shall be such Unit holder's pro rata interest in the balance of the principal and income accounts after the deductions herein provided. In the event that the Trust shall terminate on or after the Mandatory Termination Date, the Trustee shall, at least thirty days prior to the Mandatory Termination Date, send a written notice to all Unit holders of record. If such Unit holder owns at least the minimum number of Units of the Trust set forth in Part II of the Trust Agreement, such notice shall further indicate that such Unit holder may elect to receive an in-kind distribution of their pro rata share of the Securities, to the extent of whole shares. The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of business fifteen business days prior to the Mandatory Termination Date. Unit holders who do not effectively request an in-kind distribution shall receive their distribution upon termination in cash.

     IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    FIRST TRUST PORTFOLIOS L.P.,
                                       Depositor


                                    By     Jason T. Henry
                                           Senior Vice President



                                    THE BANK OF NEW YORK,
                                       Trustee


                                    By     Joan Currie
                                           Vice President

[SEAL]

ATTEST:

Michael Kuhl
Assistant Vice President

                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By     Jason T. Henry
                                           Senior Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By     Jason T. Henry
                                           Senior Vice President



                  SCHEDULE A TO TRUST AGREEMENT

                  Securities Initially Deposited

                             FT 1183

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)

                  SCHEDULE B TO TRUST AGREEMENT

           Camelback III Strategic Portfolio, 3rd Qtr. 2006

Number
 of                                                                                   Percentage
Shares          Ticker           Name of Issuer of Equity Securities                  Ratio
-------         ------           ------ -----------------------------                 ----------
   142          T                AT&T Inc.                                            0.5879%
    84          CINF             Cincinnati Financial Corporation                     0.3478%
   162          CBCF             Citizens Banking Corporation                         0.6707%
    76          CMA              Comerica Incorporated                                0.3146%
   101          DOW              The Dow Chemical Company                             0.4182%
    97          DTE              DTE Energy Company                                   0.4016%
    73          EMN              Eastman Chemical Company                             0.3022%
    56          ETR              Entergy Corporation                                  0.2318%
    94          JPM              JPMorgan Chase & Co.                                 0.3892%
    70          LNC              Lincoln National Corporation                         0.2898%
    99          LZ               The Lubrizol Corporation                             0.4099%
   175          LYO              Lyondell Chemical Company                            0.7245%
    48          MRO              Marathon Oil Corporation                             0.1987%
   116          OKE              ONEOK, Inc.                                          0.4803%
   169          PFE              Pfizer Inc.                                          0.6997%
   120          RF               Regions Financial Corporation                        0.4968%
   103          SCG              SCANA Corporation                                    0.4264%
   168          SKYF             Sky Financial Group, Inc.                            0.6955%
   127          UNS              Unisource Energy Corporation                         0.5258%
    87          WM               Washington Mutual, Inc.                              0.3602%
   142          T                AT&T Inc.                                            0.5879%
   120          GE               General Electric Company                             0.4968%
   133          GM               General Motors Corporation                           0.5506%
   169          PFE              Pfizer Inc.                                          0.6997%
   118          VZ               Verizon Communications Inc.                          0.4885%
   895          BT/A LN          BT Group Plc                                         3.7054%
   816          CPG LN           Compass Group Plc                                    3.3783%
   784          GKN LN           GKN Plc                                              3.2458%
 1,592          RSA LN           Royal & Sun Alliance Insurance Group Plc             6.5910%
 1,857          VOD LN           Vodafone Group Plc                                   7.6882%
 2,024          2388 HK          BOC Hong Kong (Holdings) Limited                     8.3796%
 1,370          1038 HK          Cheung Kong Infrastructure Holdings Limited          5.6719%
 1,343          267 HK           CITIC Pacific Limited                                5.5602%
 2,212          101 HK           Hang Lung Properties Limited                         9.1579%
 1,441          551 HK           Yue Yuen Industrial (Holdings) Limited               5.9659%
    57          AKAM             Akamai Technologies, Inc.                            0.2360%
    56          CHRW             C.H. Robinson Worldwide, Inc.                        0.2318%
   152          CSCO             Cisco Systems, Inc.                                  0.6293%
    44          CTSH             Cognizant Technology Solutions Corporation           0.1822%
    81          DISH             EchoStar Communications Corporation (Class A)        0.3353%
    56          FAST             Fastenal Company                                     0.2318%
    28          GRMN             Garmin Ltd. (5)                                      0.1159%
    46          JOYG             Joy Global Inc.                                      0.1904%
    54          LRCX             Lam Research Corporation                             0.2236%
   135          NVDA             NVIDIA Corporation                                   0.5589%
    36          PCAR             PACCAR Inc.                                          0.1490%
    26          SIAL             Sigma-Aldrich Corporation                            0.1076%
   122          SPLS             Staples, Inc.                                        0.5051%
    79          SBUX             Starbucks Corporation                                0.3271%
   172          TLAB             Tellabs, Inc.                                        0.7121%
   234          A                Agilent Technologies, Inc.                           0.9688%
   150          ABI              Applera Corporation-Applied Biosystems Group         0.6210%
   255          AV               Avaya Inc.                                           1.0557%
     8          BHI              Baker Hughes Incorporated                            0.0331%
    32          CPB              Campbell Soup Company                                0.1325%
   131          CINF             Cincinnati Financial Corporation                     0.5424%
    40          CL               Colgate-Palmolive Company                            0.1656%
    57          DUK              Duke Energy Corporation                              0.2360%
   144          XOM              Exxon Mobil Corporation                              0.5962%
   147          GPS              The Gap, Inc.                                        0.6086%
   159          RX               IMS Health Incorporated                              0.6583%
    95          INTU             Intuit Inc.                                          0.3933%
    42          JCP              J.C. Penney Company, Inc.                            0.1739%
   219          MCO              Moody's Corporation                                  0.9067%
    10          OXY              Occidental Petroleum Corporation                     0.0414%
    55          PCAR             PACCAR Inc.                                          0.2277%
   126          PEP              PepsiCo, Inc.                                        0.5217%
    18          PPL              PPL Corporation                                      0.0745%
    59          ROK              Rockwell Automation, Inc.                            0.2443%
    57          COL              Rockwell Collins, Inc.                               0.2360%
   132          SBUX             Starbucks Corporation                                0.5465%
    75          TMK              Torchmark Corporation                                0.3105%
    21          TXU              TXU Corp.                                            0.0869%
    82          WAT              Waters Corporation                                   0.3395%
    56          AEIS             Advanced Energy Industries, Inc.                     0.2318%
    39          ADVS             Advent Software, Inc.                                0.1615%
    31          ANST             Ansoft Corporation                                   0.1283%
    27          AAWW             Atlas Air Worldwide Holdings, Inc.                   0.1118%
    26          ATLS             Atlas America, Inc.                                  0.1076%
    55          BLKB             Blackbaud, Inc.                                      0.2277%
    66          CELL             Brightpoint, Inc.                                    0.2732%
    38          CSH              Cash America International, Inc.                     0.1573%
    98          CBIZ             CBIZ, Inc.                                           0.4057%
    27          CHIC             Charlotte Russe Holding Inc.                         0.1118%
    48          CBK              Christopher & Banks Corporation                      0.1987%
    25          CLHB             Clean Harbors, Inc.                                  0.1035%
    29          ECLG             eCollege.com                                         0.1201%
    47          HUBG             Hub Group, Inc.                                      0.1946%
    21          KEYS             Keystone Automotive Industries, Inc.                 0.0869%
    18          LUFK             Lufkin Industries, Inc.                              0.0745%
    33          MTLM             Metal Management, Inc.                               0.1366%
    44          MINI             Mobile Mini, Inc.                                    0.1822%
    31          MFLX             Multi-Fineline Electronix, Inc.                      0.1283%
    26          NCS              NCI Building Systems, Inc.                           0.1076%
    25          NETL             Netlogic Microsystems Inc.                           0.1035%
    29          NSS              NS Group, Inc.                                       0.1201%
    27          OPLK             Oplink Communications, Inc.                          0.1118%
    41          PZZA             Papa John's International, Inc.                      0.1697%
    20          RSTI             Rofin-Sinar Technologies, Inc.                       0.0828%
    29          RTI              RTI International Metals, Inc.                       0.1201%
    70          SCSS             Select Comfort Corporation                           0.2898%
    32          SKX              Skechers U.S.A., Inc.                                0.1325%
    26          SPSS             SPSS Inc.                                            0.1076%
    25          SPSX             Superior Essex Inc.                                  0.1035%
    52          SYKE             Sykes Enterprises, Incorporated                      0.2153%
    19          TRMA             Trico Marine Services, Inc.                          0.0787%
    72          TRID             Trident Microsystems, Inc.                           0.2981%
    51          TTMI             TTM Technologies, Inc.                               0.2111%
    51          RMIX             U.S. Concrete, Inc.                                  0.2111%
    32          VMI              Valmont Industries, Inc.                             0.1325%
    68          WEBM             webMethods, Inc.                                     0.2815%
    37          OATS             Wild Oats Markets, Inc.                              0.1532%
    29          WWE              World Wrestling Entertainment, Inc.                  0.1201%
    24          ZIGO             Zygo Corporation                                     0.0994%
   164          AKAM             Akamai Technologies, Inc.                            0.6790%
   205          AMKR             Amkor Technology, Inc.                               0.8487%
   144          ADM              Archer-Daniels-Midland Company                       0.5962%
    29          CRS              Carpenter Technology Corporation                     0.1201%
    44          CBK              Christopher & Banks Corporation                      0.1822%
    66          CTV              CommScope, Inc.                                      0.2732%
    73          DBRN             Dress Barn, Inc.                                     0.3022%
    57          GDI              Gardner Denver Inc.                                  0.2360%
    56          GRMN             Garmin Ltd. (5)                                      0.2318%
    56          BGC              General Cable Corporation                            0.2318%
    30          GPI              Group 1 Automotive, Inc.                             0.1242%
    39          GYMB             The Gymboree Corporation                             0.1615%
    26          HANS             Hansen Natural Corporation                           0.1076%
    57          KEX              Kirby Corporation                                    0.2360%
   128          MDR              McDermott International, Inc.                        0.5299%
   222          NHY              Norsk Hydro ASA (ADR) (5)                            0.9191%
   106          BTU              Peabody Energy Corporation                           0.4389%
    41          RS               Reliance Steel & Aluminum Co.                        0.1697%
    64          SCSS             Select Comfort Corporation                           0.2650%
    33          SKX              Skechers U.S.A., Inc.                                0.1366%
    27          SHOO             Steven Madden, Ltd.                                  0.1118%
    90          SWFT             Swift Transportation Co., Inc.                       0.3726%
    58          TEX              Terex Corporation                                    0.2401%
    79          TTI              TETRA Technologies, Inc.                             0.3271%
    41          TOO              Too Inc.                                             0.1697%
-------                                                                             ---------
24,154                                                                              100.0000%
=======                                                                             ==========